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                                                                   Exhibit 10.55

                             WAREHOUSE STORAGE AND
                              LOGISTICS AGREEMENT

I.                                 RECITALS

     Whereas, TITAN LOGISTICS, INC., an Oklahoma corporation, with principal offices located at 1002 East Virginia, Stillwater, Oklahoma, 74074 ("TITAN"), is engaged in the business of warehousing and logistical services including trucking and local transfers; and

     Whereas, TITAN operates a commercial warehouse located at 3324 North Park Drive, in Stillwater, Oklahoma, ("Warehouse"); and

     Whereas, ROCKFORD CORPORATION, doing business as Audio Innovations, a corporation, with principal offices located at 600 South Rockford
Drive, Tempe, Arizona, 85281, ("AI"), operates a manufacturing facility in Stillwater, Oklahoma; and

     Whereas, AI is in need of warehousing and logistical services for the storage and local transfer of its raw materials and finished products in furtherance of its manufacturing activities in Stillwater, Oklahoma;

     Whereas, TITAN has offered and agreed to provide warehousing services and logistical services to AI in furtherance of its manufacturing activities in Stillwater, Oklahoma.

II.                             TERMS OF AGREEMENT

     NOW THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

     1. Incorporation of Recitals. The Recitals stated above are hereby incorporated in their entirety into the body of this Agreement, and are adopted as terms thereof.

     2. Term Of Agreement/Termination Of Agreement. There shall be an established term for this Agreement of twenty-four (24) months commencing on January 1, 2004. Either party herein may terminate this Agreement before the passing of said twenty-four (24) months upon written notice served as provided herein of one-hundred and twenty (120) calendar days, ("Notice of Termination"). Said Notice of Termination may be issued with or without cause, and will become effective as of the one-hundred and twenty-first (121st.) day after it is mailed to the other party per the notice provisions below.

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     3.   Fees Due TITAN. During the term of this Agreement and in payment for the various services provided for herein to be provided by TITAN, AI shall pay to TITAN the sum of $9,967.00 U.S. dollars, per calendar month, said payment is due to be received by TITAN at its Stillwater, Oklahoma Office described above, on the First Day of each month. Said payment shall be considered late on the Fifth day of each month. A late fee of five percent (5%) of the unpaid amount, shall be assessed if said payment is not received on or before the close of business on the Fifth day of each month. Any and all transfers as provided for herein, will be billed separately.

     In addition to the monthly charges provided for herein, AI shall provide to TITAN at the time of the execution of this Agreement a retention sum of $9,967.00 U.S. dollars. TITAN shall retain said retention sum to secure AI's full and timely performance of all of AI's obligations provided for herein and/or to secure such legal damages as may be suffered by TITAN hereunder. TITAN may utilize such funds accordingly upon the occurrence of an uncured breach and/or its suffering of legal damages, without the requirement of Court intervention or Court order. TITAN shall not be required to hold or segregate said retention sums in a separate or special bank account, nor shall interest be required to be paid or accrued regarding the same. At the conclusion of the term of this Agreement as defined above, and should TITAN hold no claims against said sums as provided for herein, the same shall be refunded to AI promptly upon the timely removal of all AI inventory and other personal property.

     4. Transfer Services. In consideration of the fees provided for herein, TITAN shall provide to AI transfer services between AI's two (2) facilities located in Stillwater, Oklahoma, and the Warehouse. TITAN shall charge a fee of $50.00 per transfer to the Warehouse. Said fee is a flat fee for each trip regardless of whether the related trailer or other vehicle used is completely full or partially full. Said Transfer services will be invoiced monthly on or about the first day of each month, with terms of net fifteen (15) days from the date of mailing of the invoice.

     5. Spot Transfer Services. In consideration of the fees provided for herein, TITAN shall provide to AI, any movement of Inventory from the TITAN yard located at 3324 North Park Drive, Stillwater, Oklahoma, to the dock located at the Warehouse, provided that said spot service shall be limited to the time frame of 7:00 a.m. to 3:00 p.m., Monday through Friday, with the exception of normal holidays such as Christmas, New Years Day, and other such holidays during which time TITAN is not conducting regular business.

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     6.   Other Services Provided By TITAN.

          a. Warehouseman. In consideration of the fees provided for herein, TITAN shall provide to AI the services of a warehouseman hired and paid by TITAN, and stationed at the Warehouse, to provide to AI such warehouse and logistical services as are reasonably required by AI ("Warehouseman"). The Warehouseman will be an employee of TITAN and all costs of the Warehouseman's employment will be paid by TITAN. TITAN will provide the Warehouseman's services to AI without additional charge other than the monthly fee provided in this Agreement. Such services are to be performed exclusively at the Warehouse location. Specifically, said Warehouseman shall be reasonably available to AI on the following schedule:

          Monday through Friday of each week between the hours of 8:00 a.m. and 4:00 p.m., with the exception of Christmas Day, New Years Day, and such Federal Holidays as may be observed by either AI or TITAN. ("Normal Business Hours")

     It is the intention of the parties that said Warehouseman provide up to forty (40) hours of work during each work week during said Normal Business Hours. Should AI require additional hours over and above the forty (40) hour time, and/or a modification of the times and/or days worked, TITAN and AI agree to enter into discussions regarding the same, and to amend the fees to be paid to TITAN to adequately compensate TITAN for such additional expenses as may be reasonably incurred to provide such services for AI.

     Should AI desire a temporary modification of the Normal Business Hours within the confines of the forty (40) hours provided, AI must notify TITAN of the same in advance, and TITAN shall make reasonable efforts to comply, provided that, such modification does not require more than eight (8) hours of overtime or weekend time per incident, and that no more than six (6) such incidents in the prior twelve (12) months.

     TITAN will comply with all applicable requirements of law relating to the Warehouseman's employment, including requirements relating to minimum wages, overtime, tax withholding, worker's compensation coverage, working conditions, benefits, non-discrimination, and other terms of the Warehouseman's employment. TITAN will provide primary worker's compensation coverage for the Warehouseman. In this regard, should a claim arise out of work by the Warehouseman on the premises of the Warehouse, TITAN shall honor and promptly submit to its worker's compensation carrier, all claims submitted by its employees in this regard and shall not take steps to shift the worker's compensation burden to AI in this regard.

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      b. Fork Lift Equipment. TITAN shall provide AI with the use of a functioning fork lift unit to be used exclusively by the Warehouseman, to assist AI with the loading and unloading of Inventory. TITAN shall further have available a second fork lift unit to be used by AI employees. The costs of normal repairs and maintenance of said fork lifts will be born by TITAN, provided that, should AI or its employees or agents, cause damage to either fork lift through negligence, misuse, or abuse, AI will bear the reasonable cost of repair of the same. Further, TITAN shall provide necessary propane fuel to operate the two (2) fork lift units described herein.

      c. Shrink Wrap Machine. TITAN shall provide AI with the use of one (1) shrink wrap machine. AI shall provide the shrink wrap product. Should AI or its employees or agents, cause damage to either the shrink wrap machine through negligence, misuse, or abuse, AI will bear the reasonable cost of repair of the same.

      d. Semi-Tractor. TITAN shall provide AI with the use of a semi-tractor unit for spot services at the warehouse yard only. Said semi-tractor unit shall be operated exclusively by TITAN employees or agents, and shall not be removed from the Warehouse yard.

      e. Drop Yard Usage. TITAN shall provide AI with reasonable but not exclusive access to and use of a portion of the "drop yard" located to the South of the Warehouse. TITAN currently uses the "drop yard", and shall permit AI to share the same on a reasonable basis.

   7. Requirements Of AI.

      a. Supervisor/Lead Person. In order to facilitate the relationship between the parties as outlined herein and the respective obligations of each party, AI shall designate a single individual who is knowledgeable of AI warehousing and shipping operations, and who shall be the single contact person to which TITAN will communicate with and deal with on a regular basis, ("Lead Person"). Said Lead Person may be changed by AI upon ten (10) days notice to TITAN. Said Lead Person shall be responsible for and coordinate with TITAN in all matters related to this Agreement, including but not limited to the following:

         i. Access of AI personnel, both during Designated Business Hours and at all other times that additional access is permitted herein;

         ii.  Inventory control and all related matters;


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                    iii. Dispute avoidance and dispute resolution matters;

                    iv. Security matters and theft avoidance as to both AI Inventory, and other property stored or used at the Warehouse; and

                    v. Supervision and management of AI employees working at the warehouse.

                    vi. Shipping and handling of AI Inventory and products, including proper loading and unloading of the same.


            b. Fork Lift Operator. AI shall station a qualified fork lift operator at the Warehouse to assist AI in carrying out the purposes of this Agreement. Said fork lift operator shall be under the employ of AI, and shall be covered by AI's workers compensation insurance as provided by law. Said fork lift operator shall maintain regular hours at the warehouse in conformity with the schedule defined above as Normal Business Hours. Said fork lift operator shall exercise normal care in the operation of the fork lift used so as to avoid damage to the Warehouse and/or its contents or employees. TITAN reserves the right to limit or refuse access to said AI employee(s) should TITAN form an opinion that such person(s) pose a significant risk of harm to the Warehouse or its contents, and/or a significant risk of theft from the same.

            c. Supplies And Equipment. AI shall bear the costs of all necessary supplies and equipment including but not limited to shrink wrap, operating supplies, computer equipment, telephone equipment, racks, pallets, office equipment, and all related equipment, and related costs associated with its operations at the Warehouse.

            d. Costs of Set Up And Maintenance. AI shall bear all costs related to set up of its operations related to the Warehouse. Further, AI shall bear the costs of maintenance of its equipment and related assets used at the Warehouse during the term of this Agreement.

            e. Damage To Warehouse & Appurtenances. AI shall bear the reasonable costs of repair and/or replacement to and of the Warehouse building, its appurtenances, fixtures, and/or contents caused by the negligence or intentional conduct of AI, its employees and/or agents, normal wear and tear excepted. This obligation shall include the repair and/or replacement of contents of the Warehouse whether owned by AI or owned by another customer of TITAN.


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          f.   Theft Of Contents. AI shall bear the costs of replacement of any and all contents of the building resulting from a theft of the same, where it is established in a Court of competent jurisdiction, that such theft was a result of the intentional conduct of AI, its employees or agents, and/or where it is established in a Court of competent jurisdiction, that such theft was facilitated by negligence of AI.

     8. Permitted AI Inventory. AI shall be entitled to store at the Warehouse the following categories of personal property:

          a. Raw Materials including wood or plastic enclosures, and miscellaneous parts and products used in the manufacture of audio and sound equipment.

          b. Finished Products, subject to special storage provisions provided below, (collectively "Inventory").

     Notwithstanding the foregoing, AI may not store at the Warehouse toxic chemicals, toxic waste products, toxic materials, or any other items or materials that may pose a risk of a violation of local, state or federal environmental laws or regulations of any kind. In this regard, TITAN reserves the right to refuse to store any such items that it reasonably believes may violate the provisions of this paragraph.

     9. Use Of Warehouse Facility/Access Matters. The Inventory shall be at all times stored solely within the boundaries of the area of TITAN'S Warehouse designated in the drawing attached hereto as Exhibit "A", and incorporated herein by reference, an area comprised of approximately eighteen thousand seven hundred and fifty (18,750) square feet, ("Designated Area"). The parties understand and agree that the restrictions related to the Designated Area are further intended to facilitate greater security for the Inventory, to restrict access to areas of the Warehouse outside the Designated Area, and to facilitate the parties' desire to keep the Inventory separate from other property stored therein. In this regard, a fence or other similar form of divider shall be installed at AI's expense and prior to AI's use of the Warehouse, and shall contain at a minimum, the following features:

          a.  Fence Type:           Cyclone Fence

          b.  Height Of Fence:      Six (6) to Eight (8) Feet

          c.  Location Of Fence:    In conformity with the drawing

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                attached hereto as Exhibit "A" and incorporated herein by
                reference.

          d. Security Devices: A locking gate of Twelve (12) feet in width shall be installed in conformity with the drawing attached hereto as Exhibit "A" and incorporated herein by reference.

     Said locking gate shall be locked at the end of Normal Business Hours, and shall remain locked at all times outside Normal Business Hours. The Warehouse shall likewise be locked at the end of Normal Business Hours, and shall not be entered by AI in the absence of full compliance with the After Hours Access provisions below. The security system must be armed at all times that the Warehouse is not in use. Should AI be permitted access to the Warehouse without the supervision of TITAN staff, AI is solely responsible to assure that upon AI's departure, the Warehouse is fully locked and secure, and the security system is properly armed. AI access is at all times limited to the Designated Area of the Warehouse only.

     In this regard, AI shall be entitled to such access to the Designated Area of the Warehouse only by designated AI employees who are approved by TITAN management in advance and in writing. ("Approved Employees"). Initially, TITAN approves access to the following Approved Employees:

     Name:             Title:
     -----             ------

     MIKE PHARES       Material Manager

     JUSTIN HIGGINS    Distribution Supervisor

     KENNY BROWN       Shipping Clerk

     STEVE FRAZIER     Director of Operations


     Said list of Approved Employees may be amended during the course of this Agreement per written Amendment signed by the parties hereto, provided that, TITAN reserves its right to refuse access to any AI employee or agent that TITAN believes poses a risk to the security of the Warehouse and/or TITAN's business interests or employees. Upon request, and in conformity with applicable privacy legislation, AI will promptly provide to TITAN all background information in its possession regarding any current or proposed Approved Employee of AI. Should TITAN not be promptly provided with such information, or should the same be unavailable for any reason, TITAN may refuse access to the AI employee(s) or agent(s) in question.

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     In addition to the designated warehouse space, and as a further accommodation to AI, said Approved Employees may utilize the small temporary office facility located within Designated Area. AI accepts the same as is where is, and without improvements. AI may further utilize the restroom facilities on site.

     TITAN reserves hereby full rights of access to all portions of the Warehouse, including the Designated Area.

     10. Saturday Access And After Hours Access. AI shall have the same access described above during the following times:

     a. All Saturdays except Christmas and New Years Day, when applicable, between the hours of 8:00 a.m. and 5:00 p.m., central standard time or central daylight time, as the case may be.

     b. In the event of an emergency or other urgent situation, AI may request access to the Warehouse outside of the times designated in this paragraph, in the manner defined below:

     The current General Manager of AI shall contact either Erik Coca or Danny Randolph, both Titan officers, and obtain prior permission to access the Warehouse outside of the time frames set forth above ("After Hours Access"). Such access will not be unreasonably refused, provided that, should such access be granted by Titan more than Three (3) times during a period of Four (4) months, Titan reserves the right to charge a service fee of $50.00 for each additional event to cover the expense of providing such access. In addition, should security issues arise as a result of such After Hours Access including but not limited to the theft of Warehouse contents, and/or the failure to keep the Warehouse locked and the security system armed, TITAN reserves its right to further limit such access or make other reasonable requirements for access as it deems necessary.

     11. Waiver Of Lien Of Warehouseman/No Security Interest Granted. Notwithstanding Article 7 of the Uniform Commercial Code, as adopted by the State Of Oklahoma, TITAN hereby waives any security interest or other claim with respect to AI's personal property located at the Warehouse, including the Inventory, present and future. TITAN acknowledges that AI has granted a security interest in the Inventory and other personal property to AI's bank and agrees not to interfere with the bank's security interest. TITAN will look directly to AI for payment for its services, including but not limited to storage, transportation, demurrage, terminal charges, insurance, labor and/or costs necessary for the preservation of the Inventory, and acknowledges that it does not have a security interest in any AI property with respect to such payment for its services.


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      TITAN will also secure, and deliver to AI, a waiver from the owner of the
Warehouse of any landlord's lien held by the owner with respect to any AI property located at the Warehouse.

     12. Insurance Requirements. AI shall provide primary coverage for fire, casualty, and general liability insurance with regard to all Inventory stored, handled, transported, or otherwise serviced by TITAN, and with regard to its operations at the Warehouse, with a minimal coverage limits of $1,000,000 per each occurrence, and $2,000,000 aggregate. AI shall promptly provide TITAN with proof(s) of such coverage upon request of TITAN. Should the AI Inventory levels exceed in value the minimal coverage amounts listed herein, TITAN reserves its right to require AI to provide such additional insurance as may be reasonably necessary to cover such additional Inventory levels.

     AI will further provide primary worker's compensation coverage for any and all AI employees, including the Approved Employees to whom access to the Warehouse is granted. In this regard, should a claim arise out of work by AI employees on the premises of the Warehouse, AI shall honor and promptly submit to its worker's compensation carrier, all meritorious claims submitted by its employees in this regard, and shall not take steps to shift the worker's compensation burden to TITAN in this regard.

     TITAN will carry normal and customary fire and casualty insurance regarding the Warehouse and its contents, however, it is understood that AI will carry the primary insurance burden regarding the Inventory discussed herein.

     13. Nature Of Agreement. Nothing contained in this Agreement is intended to create a sub-lease or an assignment of TITAN's premises lease and related rights with its landlord. Further, this Agreement is not intended to create a principal/agency relationship, nor is it intended to create a joint venture or partnership relationship.

     14. Title To Inventory. Title to the Inventory shall remain with AI. AI and TITAN will cooperate to post appropriate notices at the Warehouse giving notice of AI's ownership of its property located at the Warehouse and giving further notice that TITAN does not have any ownership or other right with respect to AI's property located at the Warehouse.

     15. Option To Increase Space. Subject to the full and timely performance of all obligations and conditions placed upon AI herein, AI shall have the option during the term of this Agreement to

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increase the space to be utilized within the Warehouse, in accordance with the following procedures:

          a. Option Dates shall be July 1, 2004, January 1, 2005, and July 1, 2005 ("Option Dates").

          b. No later than thirty (30) calendar days in advance of the applicable Option Date, AI must provide TITAN with a written notice of its intent to increase the space used. At the point of each Option Date, AI may increase the space used up to the amount of 3,750 square feet.

          c. In the event that AI desires to increase the space dedicated to its use, AI shall promptly cause the enclosure provided for herein to be altered to include the additional space covered hereby, such that, the additional space is entirely enclosed and is separated from the remaining space used by TITAN regarding its other customers.

     16. Breach Of Contract. In the event of a breach of this Agreement, and should legal action be required as a result thereof, and in addition to the rights and remedies provided for herein and/or by applicable law, the breaching party shall be responsible for reasonable attorneys fees, arbitration costs, mediation costs, and all other costs of litigation.

     17. Return Of Product Upon Termination. Upon termination of the term of the Agreement, all product and other assets stored at the Warehouse shall be promptly removed by AI, and in any event, shall be entirely removed within a twenty (20) calendar day time frame. After such time, TITAN shall be entitled to claim reasonable storage and/or handling fees in proportion to the charges permitted herein.

     18. Governing Law/Jurisdiction. The proposed Agreement would be governed and interpreted under the laws of the State Of Oklahoma. Proper venue and jurisdiction governing any and all disputes and/or litigation between the parties, shall rest with the District Court of Payne County, State Of Oklahoma.

     19. Non-Assignability Of Agreement. The rights and obligations hereunder may not be assigned by either party hereto, in whole or in part, to any third party, without the express written consent of the non-assigning party.

     20. Amendments To Agreement. The Agreement may be amended only in writing, and signed by all parties hereto through their duly authorized person or persons.



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      21. Time Is Of The Essence. Time is of the essence regarding all conditions and covenants contained herein.

      22. Notices. Any and all notices that may be required hereunder, may be given as follows:


To TITAN:                           To AI:
--------                            -----
Mr. Erik Coca                       Mr. James Thomson
Titan Logistics, Inc.               Chief Financial Officer/Exec. V.P.
1002 East Virginia                  600 South Rockford Drive
Stillwater, Oklahoma 74074          Tempe, Arizona 85281


   The persons signing below represent and declare that they are the duly authorized person to execute the foregoing agreement on behalf of the entities hereto.


                                    Titan Logistics, Inc.


Dated: December 16, 2003.           By: /s/ Erik Coca
                                        -----------------------------
                                        ERIK COCA
                                        President
                                        ("TITAN")



                                    Rockford Corporation


Dated: December 12, 2003.           By: /s/ James Thomson
                                        -----------------------------
                                        JAMES THOMSON
                                        Chief Financial Officer
                                        Executive VP
                                        ("AI")



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(Floor Plan)

                                   West Side
----------------------------------------------------------------------------






           Audio Innovations                     Titan Logistics, Inc.












               18750sqft                               11250sqft
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                                                                            150'






                                      (Gate)



                       Access to Docks
                     Open to both parties



Office        Rest      Dock       Dock
              Room      Door       Door
----------------------------------------------------------------------------
                   Drive             200'
                   Thru
                   Door


                                   EXHIBIT A